Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



               Date of earliest event reported: December 24, 1997


                           NAPRO BIOTHERAPEUTICS, INC.


                         Commission File Number 0-24320

                 Incorporated in Delaware IRS ID No. 84-1187753

                             6304 Spine Road, Unit A
                                Boulder, CO 80301

                            Telephone: (303) 530-3891





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ITEM 5. OTHER EVENTS.

         The following discussion contains forward-looking statements by NaPro BioTherapeutics, Inc., (the "Company"), that involve risk and uncertainties. The Company's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to those discussed under the heading "Risk Factors" in the Company's registration statement on Form S-3 (NO. 333-42419). Readers are cautioned not to place undue reliance on these forward-looking statements that reflect management's analysis only as of the date hereof. The Company undertakes no obligation to release the results of any revision to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Such forward-looking statements involve known and unknown risks that may cause actual results, performance or achievements of the Company to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, competition from Bristol- Myers Squibb and other existing and new producers of paclitaxel and other drugs; timing of regulatory filings and approvals, including those by the FDA, relative to those of competitors; and the effectiveness of commercial formulations of paclitaxel in treating disease.

BACKGROUND

         The Company is engaged in the development and manufacture of paclitaxel (the Company's paclitaxel is referred to herein as "NBT Paclitaxel"), a naturally occurring cytotoxic agent found in certain species of yew (Taxus) trees. Bristol-Myers Squibb Company ("BMS") has publicly announced sales of its formulation of paclitaxel, known as Taxol(R)(1), of approximately $580 million in 1995 and $813 million in 1996. The Company has strategic alliances through long-term exclusive agreements with each of F.H. Faulding & Co., Ltd. ("Faulding"), and Baker Norton Pharmaceuticals, a subsidiary of IVAX Corporation ("IVAX"). In June 1994, IVAX filed an Investigational New Drug application for Paxene(R), a commercial formulation of NBT Paclitaxel, with the United States Food and Drug Administration (the "FDA"). IVAX has completed the clinical trials of Paxene(R) for three therapeutic indications, including refractory breast and ovarian cancers and Kaposi's sarcoma, and, on March 31, 1997, submitted a new drug application (the "Paxene(R) NDA") to the FDA for Kaposi's sarcoma, a cancer typically found in patients with advanced AIDS. BMS submitted a supplemental new drug application (an "sNDA") for Taxol(R) for the treatment of Kaposi's sarcoma in February 1997 and such sNDA was approved by the FDA in August 1997, thereby resulting in BMS having received orphan drug status for Taxol(R) for Kaposi's sarcoma.

         Under the federal Orphan Drug Act of 1983, as amended, and the regulations promulgated thereunder, new drugs developed for treatment of rare diseases may receive orphan drug status. Orphan drug status is granted for new drugs which are intended to treat no more than 200,000 people per year with a specific indication. The principal benefit of receiving orphan drug status with respect to a particular drug approval is that the recipient is entitled to be the exclusive marketer in the United States of the particular product, with respect to the designated disease or condition, for seven years.




--------
         1TAXOL(R) is a registered trademark of Bristol-Myers Squibb Company for an anti-cancer pharmaceutical preparation containing paclitaxel.


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FDA APPROVAL

         At the close of business on December 24, 1997, IVAX received from the FDA a tentative approval of the Paxene(R) NDA. Because of the orphan exclusivity granted to BMS, however, the application for Paxene(R) may not be finally approved for marketing under the Federal Food Drug and Cosmetic Act until Aug. 4, 2004.

         The Company plans to continue to seek marketing authority in the United States and elsewhere for Paxene(R) for Kaposi's sarcoma and other indications. Paxene(R) and Anzatax(R) (Faulding's commercial formulation of NBT Paclitaxel) are currently being sold commercially in nine countries outside of the United States through IVAX in South America and through Faulding in Australia, the Middle East and Southeast Asia.

DIRECTOR RESIGNATIONS

     On December 27, 1997, the Company accepted the resignations of the following members of the Company's board of directors: E. Garrett Bewkes, Jr., Vaughn D. Bryson. Both resignations are effective immediately. Messrs. Bewkes and Bryson had previously expressed a desire to step down from the board of directors as so to reduce their outside commitments.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                                     NAPRO BIOTHERAPEUTICS, INC.





                                                     By: \s\ Gordon H. Link, Jr.

                                                             Gordon H. Link, Jr.
                                                              Chief Finanical
                                                                 Officer

                                                          December 29, 1997


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